Exhibit 10.6


                      DEED OF TRUST AND SECURITY AGREEMENT
                                      from
               COLONIAL DOWNS L.P., a Virginia limited partnership
                                       and
              COLONIAL DOWNS HOLDING, INC., a Virginia corporation
                                   Trustor, to

           LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation the Trustee,
                               for the benefit of
                         PNC BANK, NATIONAL ASSOCIATION,
                         a national banking association
                                 as Beneficiary



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                      DEED OF TRUST AND SECURITY AGREEMENT

               NOTICE: THE FOLLOWING IS PROVIDED SOLELY TO COMPLY
         WITH THE PROVISIONS OF SECTION 55.58.2 OF THE CODE OF VIRGINIA
                              OF 1950, AS AMENDED.

                       THIS IS A CREDIT LINE DEED OF TRUST

The name of the Noteholder secured hereby is PNC Bank, National Association. The address to which communications to the Noteholder are to be sent is One PNC Plaza, 249 Fifth Avenue, 19th Floor, P1-POPP-19-2, Pittsburgh, Pennsylvania 15222-2707, Attention: Real Estate Banking. The name of the Trustor is, collectively, Colonial Downs, L.P., and Colonial Downs Holdings, Inc. the ("Grantors" for index purposes). The maximum aggregate amount of principal to be secured hereby at any time is $15,000,000.

[This is a construction loan Deed of Trust given to secure a loan for real estate construction within the meaning of Section 58.1-804 of the Code of Virginia of 1950, as amended.]

THIS DEED OF TRUST AND SECURITY AGREEMENT ("Deed of Trust") IS MADE as of the ____ day of _____, 1997 by COLONIAL DOWNS HOLDINGS, INC., a Virginia corporation, ("CDH") and COLONIAL DOWNS, L.P., a Virginia limited partnership ("CDLP") (collectively, "Trustor") with an address at 3610 N. Courthouse Road, P.O. Box 456, Providence Forge, VA 23140, Attention: O. J. Peterson , and Lawyers Title Realty Services, Inc., a Virginia corporation, which main office is located in, Henrico County, Virginia (collectively, the "Trustee") for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association, ("Beneficiary"), with an address at One PNC Plaza, P1-POPP-19-2, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, Attention: Real Estate Banking.



                                   WITNESSETH:

         WHEREAS, CDH is the owner in fee simple of a certain tract or parcel of land containing approximately 345 acres situate in the Cumberland District, New Kent County, Virginia, as more fully described in Exhibit A attached hereto and made a part hereof (the "Land"), and CDLP is the owner of a leasehold interest in the Land, and owner of the improvements now or hereafter erected thereon, including, without limitation, a horse racing track facility consisting of a grandstand, turf and dirt race courses, barns, paddocks outbuildings and all manner of related facilities and related equipment located on the Land known as Colonial Downs (collectively, the "Improvements");


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         WHEREAS, Beneficiary is making a construction loan to CDLP in an amount not to exceed Ten Million Dollars ($10,000,000) (the "Construction Loan"), the proceeds of which will be advanced to CDLP from time to time pursuant to the terms and conditions of a Construction Loan Agreement of even date herewith (the "Construction Loan Agreement") between CDLP and Beneficiary for the purposes set forth in the Construction Loan Agreement;

         WHEREAS, Beneficiary is making a revolving line of credit loan to CDLP in an amount not to exceed ($5,000,000) (the "Line of Credit"), the proceeds of which will be advanced to CDLP from time to time pursuant to the terms and conditions of a Revolving Line of Credit Agreement of even date herewith (the "Credit Agreement") between CDLP and Beneficiary for the purposes set forth in the Credit Agreement;

         WHEREAS, the Construction Loan and the Line of Credit are hereinafter collectively referred to as the "Loans" and the Construction Loan Agreement and the Credit Agreement are hereinafter collectively referred to as the "Loan Agreements" (all capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Loan Agreements); and

         WHEREAS, pursuant to an Agreement of Guaranty and Suretyship (Payment) of even date herewith (the "Payment Guaranty") from CDH to Beneficiary, CDH has guaranteed the obligations of CDLP under the Loan Agreements and pursuant to an Agreement of Guaranty and Suretyship (Completion) of even date herewith (the "Completion Guaranty") from CDH to Beneficiary, CDH has guaranteed certain obligations of CDLP under the Construction Loan Agreement.

         NOW, THEREFORE, in consideration of the making of the Loans and for the purpose of securing the payment and performance of the following obligations (collectively called the "Secured Obligations"):

         (A) all obligations of CDH under the Payment Guaranty and the Completion Guaranty;

         (B) all principal indebtedness now or hereafter evidenced by that certain Deed of Trust Note, of even date herewith, from CDLP to Beneficiary in the principal face amount of Ten Million Dollars ($10,000,000) (said Deed of Trust Note, as the same may be amended, supplemented or replaced from time to time, hereinafter called the "Deed of Trust Note"), together with all interest thereon, and any increases, renewals, modifications and extensions thereof, the provisions of the Deed of Trust Note being incorporated herein by this reference;

         (C) all principal indebtedness now or hereinafter evidenced by that certain Revolving Line of Credit Note, of even date herewith, from CDLP to Beneficiary in the maximum principal amount of Five Million Dollars ($5,000,000) (said Revolving Line of Credit Note, as the same may be amended, supplemented, extended or replaced from time to time hereinafter called the "Credit Note"), together with all interest thereon, and any increases, renewals, modifications and exclusions thereof, the provisions of the Credit Note being incorporated herein by this reference



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(the Deed of Trust Note and the Credit Note are hereinafter collectively referred to as the "Notes");

         (D) any sums advanced by Beneficiary or which may otherwise become due pursuant to the provisions of the Notes or this Deed of Trust, the Loan Agreements or pursuant to any other document or instrument at any time delivered to Beneficiary to evidence or secure any of the Secured Obligations or which otherwise related to any of the Secured Obligations (all such documents and instruments, including the Notes, this Deed of Trust, the Loan Agreements and any other agreements, documents or instruments hereinabove identified are collectively referred to herein as the "Loan Documents"); and

         (E) all other obligations of Trustor to Beneficiary now existing or hereafter arising, whether or not pursuant to any other loan, line of credit, letter of credit or other extension of credit made by Beneficiary to, or for the account of, Trustor, or pursuant to any agreement, document or instrument at any time given to evidence, secure or otherwise support, or in connection with any of the foregoing, including, but not limited to, any guaranty made by Trustor to Beneficiary of any loan or other extension of credit made by Beneficiary to any other person or entity, whether or not made prior or subsequent to the date of this Deed of Trust and whether or not currently contemplated or in any way related to any of the other Secured Obligations, provided, nevertheless, that this Deed of Trust shall not extend to or secure any obligation of Trustor which is defined as "consumer credit" under Regulation Z promulgated by the Board of Governors of the Federal Reserve System and which is not exempted from application thereof.

         Trustor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto Trustee, its, his or their successors and assigns in trust with power of sale and right of entry and possession and does agree that Beneficiary shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property (collectively, the "Deed of Trust Property") now owned or held or hereafter acquired, to wit:

                  (i) all of Trustor's fee simple estate in the premises described in Exhibit A attached hereto, including all right, title and interest of CDH as lessor and CDLP as lessee under that certain Agreement of Lease dated as of March 21, 1997, more specifically described on Exhibit B attached hereto (the "Ground Lease"), together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of the estate, right, title, interest, claim and demand whatsoever of Trustor therein and in the public streets and ways adjacent thereto, either in law or in equity, in possession or expectancy (collectively, the "Realty");


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                  (ii)  the Improvements including, without limitation, the
                        structures and buildings and all additions and improvements thereto now or hereafter erected upon the Realty (including all Equipment, as hereinafter defined, constituting fixtures);

                  (iii) all building materials of every kind and nature intended to be installed in or on the Realty or Improvements and, other than Excluded Equipment, all machinery, apparatus, equipment, fittings, appliances and fixtures of every kind and nature whatsoever and regardless of whether the same may now or hereafter be attached or affixed to the Realty or Improvements, including, without limitation, all electrical, antipollution, heating, lighting, incinerating, power, air conditioning, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communication machinery, apparatus, equipment, fittings, appliances and fixtures, and all engines, pipes, pumps, tanks, motors, conduits, ducts, compressors, elevators and escalators, and all articles of personal property and goods of every kind and nature whatsoever, including all shades, awnings and carpets now or hereafter affixed to, attached to, placed upon, or used or usable in any way in connection with the use, enjoyment, occupancy or operation of the Realty or Improvements (collectively, the "Equipment");

                  (iv) all leases and other agreements now or hereafter in existence relating to the use, occupancy or possession of the Realty, Improvements or Equipment or any part thereof, and all right, title and interest of Trustor thereunder, including cash and securities deposited thereunder to secure performance by the tenants of their obligations thereunder, and including further, the right to amend or terminate the same or waive the provisions thereof, and the right to receive and collect the rents thereunder and all guaranties thereof (collectively, the "Leases");

                  (v) all revenues, rents, issues and profits of the Realty, Improvements, Equipment and Leases (collectively, the "Rents"), including all proceeds of the conversion, voluntary or involuntary, of the Realty, Improvements and Equipment or any part thereof into cash or liquidated claims, including proceeds of insurance and condemnation awards or payments in lieu thereof;

                  (vi) all Trustor's rights and interests in all agreements now or hereafter in existence providing for or relating to the construction, alteration, maintenance, repair, operation or management of the Deed of Trust Property or any part thereof, as well as the plans and specifications therefor, and all copies thereof (together with the right to amend or terminate the same or waive the provisions of the foregoing) and any amendments, renewals and replacements thereof; to the extent permitted by the relevant authorities, all licenses, permits and approvals for the ownership, construction, maintenance, operation, use and occupancy of the Deed of Trust Property or any part thereof and any amendments, renewals and replacements thereof; all Trustor's rights and interests in all warranties and guaranties from contractors, subcontractors, suppliers and manufacturers to the maximum extent permissible relating to the Deed of Trust Property or any part thereof; all insurance policies covering or affecting the Deed of Trust Property or any part thereof; all of Trustor's now and hereafter arising or acquired Accounts, General

         Intangibles, Goods, Inventory, Chattel Paper, Documents and Instruments (as such terms are defined in Article 9 of the Virginia Uniform Commercial Code) arising out of, used in connection with, or otherwise relating to the Deed of Trust Property (collectively, the "Other Property").

         TO HAVE AND TO HOLD the Deed of Trust Property and all parts thereof hereby given, granted, pledged or intended so to be unto Trustee, its successors and assigns, to its own use forever in accordance with the provisions hereof.

                        1. REPRESENTATION AND WARRANTIES

         Trustor represents and warrants to Beneficiary as follows:

         1.1      Warranty of Title.

                  (a) CDH has good and marketable title to an estate in fee simple in the Realty, free and clear of all liens and encumbrances, except as may otherwise be set forth on Exhibit C attached hereto. CDLP has good and marketable title to (i) a leasehold estate in the Realty, (ii) the Improvements and has all right, title and interest in all other property constituting a part of the Deed of Trust Property, free and clear of all liens and encumbrances except as may otherwise be set forth on Exhibit C attached hereto;

                  (b) this Deed of Trust is a valid and enforceable first lien on the Deed of Trust Property (except as aforesaid) and Beneficiary shall, subject to Trustor's right of possession prior to a Remedies Event, quietly enjoy and possess the Deed of Trust Property; and

                  (c) Trustor shall preserve such title as Trustor warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to Beneficiary against the claims of all persons and parties whomsoever.

         1.2 Accuracy of Information. The information, financial statements and other financial data furnished to Beneficiary by Trustor or, to the best of Trustor's knowledge, any other obligor or guarantor of all or any portion of the Secured Obligations, including any information furnished pursuant to the Loan Agreements or Guaranties or with respect to the Deed of Trust Property, are accurate, correct and complete in all material respects.

         1.3 No Litigation. Except is previously disclosed in writing to the Beneficiary, there is no litigation or governmental investigation of any type pending, or to the best of Trustor's knowledge threatened, which questions the capacity or authority of Trustor to fulfill its obligations under this Deed of Trust, the Notes, the Loan Agreements, or the other Loan Documents, or if determined adversely, would reasonably be expected to materially and adversely affect Trustor's use, ownership, control or occupancy of any portion of the Deed of Trust Property.


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         1.4 No Casualty or Taking. None of the Deed of Trust Property has been damaged by fire or other casualty which is not now fully restored and no notice of taking by eminent domain or condemnation of any of the Deed of Trust Property has been received and Trustor has no knowledge that any taking is contemplated.


                            2. AFFIRMATIVE COVENANTS

         Until all of the Secured Obligations shall have been fully paid, satisfied and discharged, Trustor shall:

         2.1 Payment and Performance of Secured Obligations. Subject to any applicable grace periods, pay the principal and interest and all other sums due or to become due under the Notes and Loan Agreements as provided therein and pay and/or perform all other Secured Obligations when due, as provided in the Loan Documents.

         2.2 Legal Requirements. In all material respects, promptly comply with and conform to all present and future laws, statutes, codes, ordinances, orders, decrees, regulations and requirements, even if unforeseen or extraordinary, of every governmental authority or agency and all covenants, restrictions and conditions which may be applicable to Trustor or to any of the Deed of Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Deed of Trust Property (collectively, the "Legal Requirements"), even if such compliance necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Deed of Trust Property, provided that no material structural changes shall be made without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, subject to the right of good faith contest as set forth in Section 2.3(c) below.

         2.3 Impositions.

                  (a) Before interest or penalties are due thereon and otherwise when due, pay (with the benefit of any funds held by the Beneficiary under Section 8.1 hereof to the extent available for such payment) all taxes of every kind and nature (including real and personal property taxes on the Deed of Trust Property, income, franchise, withholding, profits and gross receipts taxes, any tax imposed directly or indirectly on Beneficiary with respect with respect to the Deed of Trust Property or this Deed of Trust, the value of the equity of Trustor therein, or the indebtedness evidenced by the Notes) assessed against Trustor or any portion of the Deed of Trust Property, all charges for any easement or agreement maintained for the benefit of any of the Deed of Trust Property, all general and special assessments levies, permits, inspection and license fees, all mortgages and other liens or encumbrances upon any portion of the Deed of Trust Property, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, even if unforeseen or extraordinary, now or hereafter imposed upon or assessed against Trustor or any of the Deed of Trust Property or arising in respect of the ownership, occupancy, use or possession thereof. In addition, Trustor shall pay promptly on demand all taxes, assessments and charges which may now or hereafter be imposed upon

Beneficiary by reason of its holding any of the Loan Documents, including intangibles, business privilege and excise taxes, but excluding any taxes upon the income derived by Beneficiary upon the interest or other sums collected by Beneficiary pursuant to the Loan Documents. The obligations referred to in this Section are hereinafter collectively referred to as the "Impositions". Within forty-five (45) days after the payment of any Imposition, Trustor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary of such payment. Trustor shall also deliver to Beneficiary within ten (10) days of receipt thereof copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority.

                  (b) Subject to the right of Trustor to contest the payment of an Imposition as hereinafter provided, Beneficiary may pay or perform any Imposition and add the amount so paid or the cost incurred to the Secured Obligations, and all such amounts shall on demand be due and payable, together with interest thereon, from the date of such demand at the Base Rate (as defined in the Loan Agreements), provided that, if the Trustor shall fail to pay such amount within ten (10) days following such demand, thereafter the Default Rate (as defined in the Loan Agreements) shall be applicable thereto.

                  (c) Trustor may in good faith contest by proper legal proceedings the validity of any Legal Requirement or the validity or amount of any Imposition, provided, (i) a Remedies Event (as defined in the Construction Loan Agreement) does not exist; (ii) Trustor provides Beneficiary with security satisfactory to Beneficiary assuring compliance with or payment of the Legal Requirement or Imposition and any additional charge, interest, penalty, expense or other payment which may arise from or be incurred as a result of any delay in such compliance or payment during the course of such contest, all as reasonably estimated from time to time by Beneficiary; and (iii) such contest operates to suspend enforcement of compliance with or collection of the Legal Requirement or Imposition and is maintained and prosecuted with diligence.

         2.4 Maintenance and Impairment of Security. Keep the Deed of Trust Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however, that no structural repairs, renewals or replacements shall be made without Beneficiary's prior written consent, which consent shall not be unreasonably withheld or delayed. Trustor shall not remove, demolish or alter the Deed of Trust Property nor commit or suffer waste with respect thereto nor permit the Deed of Trust Property to become deserted or abandoned. Trustor shall, upon reasonable notice from Beneficiary, permit Beneficiary and its agents at any time and from time to time to enter upon and visit the Deed of Trust Property for the purpose of inspecting and appraising the same. Trustor covenants and agrees not to take or permit any action with respect to the Deed of Trust Property which will, in any material manner, impair the security of this Deed of Trust.

         2.5 Use of Deed of Trust Property. Use, and permit others to use, the Deed of Trust Property only for uses permitted under applicable Legal Requirements.


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         2.6 Books and Records. Comply with the record-keeping and property inspection requirements contained in Sections 4.4 and 4.5 of the Construction Loan Agreement.

         2.7 Leases.

                  (a) With respect to leases covering more than 500 square feet of rentable space, Trustor shall promptly (i) perform all of the provisions of the Leases on the part of the landlord thereunder to be performed; (ii) appear in and defend any action or proceeding in any manner connected with the Leases or the obligations of Trustor thereunder; (iii) within thirty (30) days after request by Beneficiary, deliver to Beneficiary a certificate from each tenant under the Leases identifying such Lease with particularity and stating that no default by Trustor or such tenant has occurred under the applicable Lease, that no rent thereunder has been prepaid, except for the current month, and addressing such other matters as Beneficiary may reasonably request; (iv) within ten (10) days after request by Beneficiary, deliver a written statement containing the names of all tenants, the terms of all Leases and the spaces occupied and rentals payable thereunder and a statement of all Leases which are then in default, including the nature of the default; (v) deliver to Beneficiary promptly copies of any notices of default which Trustor may at any time forward to or receive from a tenant of any Lease; and (vi) within ten (10) days after execution, deliver to Beneficiary a fully executed counterpart of each Lease or a copy thereof.

                  (b) Each Lease hereafter executed with respect to the Realty or Improvements or any part thereof shall provide that (i) the tenant thereunder, at the request of any transferee in foreclosure of this Deed of Trust or in lieu thereof, shall attorn to such other transferee and shall recognize such transferee as landlord under the Lease, (ii) neither Beneficiary nor any such transferee or its successors or assigns shall be bound by (A) any prepayment of an installment or rent or other obligation under any Lease, or (B) any amendment or modification to any Lease made without the written consent of Beneficiary or such transferee, or (C) any obligations under the Lease to have been performed prior to the date that Beneficiary or such transferee shall have acquired title to the Deed of Trust Property, (iii) such Lease shall not be amended, extended or consensually terminated without the prior written consent of Beneficiary, and (iv) such Lease shall incorporate the terms of Section 8.9 of this Deed of Trust. By the recordation of this Deed of Trust, the foregoing provisions shall be binding upon each Lease hereafter executed with respect to the Realty or Improvements, even if not contained expressly in such Leases. Each tenant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming the foregoing provisions.

                              3. NEGATIVE COVENANTS

         Until all of the Secured Obligations shall have been fully paid, satisfied and discharged:

         3.1 Leases.

                  (a) Trustor shall not (i) execute an assignment or pledge of the Rents and/or the Leases other than in favor of Beneficiary; or (ii) accept any prepayment of an installment of any Rents prior to the due date of such installment.

                  (b) Trustor shall not, without the prior written consent of Beneficiary, (i) amend, modify, extend or consent to the surrender of any Lease or give any consent or waiver to any tenant pursuant to any Lease; or (ii) make any Lease, except for Leases approved in writing by Beneficiary, it being the express understanding of Beneficiary and Trustor that, unless waived in writing by Beneficiary, Beneficiary shall have the right to approve all terms and conditions of each Lease, except that none of the foregoing restrictions shall apply to leases consisting of five hundred (500) square feet or less of rentable space and except for Leases and other matters which do not require the Beneficiary's approval under the Assignment of Leases and Rents of even date herewith from CDLP to Beneficiary.

         3.2 No Other Financing or Liens. Except as may otherwise be provided in the Loan Agreements, without the prior written consent of Beneficiary, Trustor shall not enter into any lease for any personal property as lessee which is to be used in connection with the operation of Trustor's business at the Deed of Trust Property or create or cause or permit to exist any lien on, or security interest in, whether voluntary or involuntary, any part of the Deed of Trust Property, other than in favor of Beneficiary, except as listed on Exhibit B hereto and except for (a) televisions, (b) telephone systems, (c) data processing equipment, (d) front desk office equipment, (e) satellite dishes and related equipment, or (f) any other equipment attached to or used in connection with (a) through (e) above which are leased or financed by Trustor.

         3.3 Sale of Deed of Trust Property; Etc. Except as may otherwise be permitted by this Deed of Trust or Section 5.2 of the Construction Loan Agreement, Trustor shall not sell, assign, give, mortgage, pledge, hypothecate, encumber, lease or otherwise transfer the Deed of Trust Property or any part thereof or interest therein, voluntarily or involuntarily (except involuntary conveyances in connection with condemnation proceedings), without Beneficiary's prior written consent.

         3.4 Maintenance of Existence.

                  (a) Neither CDH nor CDLP will (i) dissolve or liquidate, (ii) merge or consolidate with any other entity or (iii) permit any other entity to merge into it. Neither CDH nor CDLP, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, will amend, supplement or modify its articles of incorporation, bylaws, partnership agreement or other document relating to its formation, structure or governance, as the case may be. CDH and CDLP shall each do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and its right to own property and transact business in each jurisdiction where any part of the Deed of Trust Property is located.

                  (b) Unless Beneficiary gives its prior written consent, no interests in CDLP or the general partner of CDLP will be sold, assigned, transferred, pledged, mortgaged, hypothecated or otherwise encumbered, and all such interests shall be maintained in the percentages existing as of the date of this Deed of Trust.

         3.5 Exceptions. The following are to be considered exceptions to the restrictions set forth in this Article 3.

                  (a) The granting of the Deed of Trust;

                  (b) The granting of any Lease with the prior written consent of Beneficiary;

                  (c) The entering into of any Management Agreement, provided that the Beneficiary shall have approved such Management Agreement;


                  (d) Subject to the Subordination Agreement, the granting of the Second Deed of Trust.

                   4. INSURANCE, CONDEMNATION AND RESTORATION

         4.1 Insurance.

                  (a) Trustor shall maintain the insurance required under the Loan Agreements, and such other insurance as may be reasonably required from time to time by Beneficiary. The amounts, coverages and other terms and conditions of the insurance policies shall at all times be satisfactory to Beneficiary and shall satisfy any coinsurance requirements of Beneficiary. Trustor shall pay as they become due all premiums for such insurance, shall keep each policy in full force and effect, shall deliver to Beneficiary evidence of the payment of the full premium therefor at least thirty (30) days prior to the expiration date of each policy and shall deliver to Beneficiary Acord 27 Evidence of Insurance evidencing original policies of insurance with noncontributory mortgagee clauses in favor of and acceptable to Beneficiary. Trustor's liability insurance policy shall specifically name Beneficiary as an additional insured. Each policy shall provide for written notice to Beneficiary at least thirty (30) days prior to any cancellation, nonrenewal or amendment of such insurance.

                  (b) If the Deed of Trust Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then Trustor shall maintain a flood insurance policy covering the Deed of Trust Property in an amount not less than the full replacement value of the Deed of Trust Property or the maximum limit of coverage available under the federal program, whichever amount is less.

                  (c) Trustor shall promptly comply with and conform to (i) all provisions of each insurance policy and (ii) all requirements of the insurers thereunder applicable to Trustor or any of the Deed of Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Deed of Trust Property, even if such compliance necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Deed of Trust Property, provided, however, Trustor shall obtain the prior written consent of Beneficiary prior to making any structural changes or improvements or interfering with the use or enjoyment of any of the Deed of Trust Property which consent shall not be unreasonably withheld or delayed. Trustor shall not use or permit any party to use any of the Deed of Trust Property in any manner which would permit the insurer to cancel any insurance policy.

                  (d) Any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section shall contain a non-contributory mortgagee clause in favor of and acceptable to Beneficiary and a duplicate original policy (or a certificate evidencing such original policy) shall be delivered promptly to Beneficiary, provided, however, that no such concurrent or contributing insurance shall be maintained without the prior written consent of Beneficiary.

         4.2 Rights of Beneficiary to Proceeds. In the event of loss in excess of $5,000,000, Beneficiary shall have the exclusive right to adjust, collect and compromise all insurance claims, and Trustor shall not adjust, collect or compromise any claims under said policies without the prior written consent of Beneficiary. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Beneficiary instead of to Trustor and Beneficiary jointly, and Trustor appoints Beneficiary as Trustor's attorney-in-fact to endorse any draft therefor. For losses with respect to the Project in excess of $5,000,000, all insurance proceeds shall be payable to Beneficiary and in the event of any loss in excess of $5,000,000 or if an Event of Default or Conditional Default shall have occurred and be continuing, such proceeds may, at Beneficiary's sole option, be applied to all or any part of the Secured Obligations and in any order (notwithstanding that such Secured Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Deed of Trust Property under such terms and conditions as are set forth in Section 4.4 or otherwise as Beneficiary may reasonably impose. Beneficiary shall not be deemed to have elected such option until such option is elected specifically in writing. Until so elected, Beneficiary shall not in any circumstances be deemed to have waived its right to make such election. If the conditions of Section 4.5 hereof are satisfied at the time of such casualty and the loss is less than

$5,000,000, Beneficiary shall apply the proceeds to the repair or restoration of the Deed of Trust Property under such terms and conditions as are set forth in
Section 4.4 or such other terms and conditions supplemental thereto as Beneficiary may reasonably impose.

         4.3 Condemnation. Trustor, promptly after obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Deed of Trust Property, shall notify Beneficiary of the pendency of such proceedings. Beneficiary may participate in any such proceedings and Trustor shall deliver to Beneficiary all instruments requested by it to permit such participation. Any award or compensation in excess of $5,000,000 for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by Beneficiary, and any award or compensation shall be applied, at Beneficiary's option, to any part of the Secured Obligations and in any order (notwithstanding that any of such Secured Obligations may not then be due and payable) or to the repair and restoration of any of the Deed of Trust Property under such terms and conditions as are set forth in Section 4.4 or otherwise as Beneficiary may reasonably impose, provided that if the conditions set forth in Section 4.5 are satisfied at the time of condemnation, any award or compensation less than $5,000,000 shall be applied by Beneficiary to the repair and restoration of the Deed of Trust Property under such terms and conditions as are set forth in Section 4.4 or such other terms and conditions supplemental thereto as Beneficiary may reasonably impose. During the continuance of an Event of Default or Conditional Default, any award or compensation shall be applied at the Beneficiary's option to any part of the Secured Obligations as aforesaid or to the repair and restoration of the Deed of Trust Property under such terms and conditions as are set forth in Section 4.4 or otherwise as Beneficiary may reasonably impose. Beneficiary shall not be deemed to have elected such option until such option is elected specifically in writing. Until so elected, Beneficiary shall not in any circumstances be deemed to have waived its right to make such election.

         4.4 Restoration.

                  (a) All amounts received by Beneficiary pursuant to this Article and which are to be applied to the restoration of the Deed of Trust Property may either be held in a restoration fund ("Restoration Fund") by Beneficiary or, if it refuses to serve, a bank or trust company appointed by Beneficiary which has a combined capital and surplus of not less than $50,000,000 as restoration fund trustee (the "Restoration Fund Trustee") with any additions thereto that may be required by Beneficiary as hereinafter provided. The interest or income, if any, received on all deposits or investments of any monies in the Restoration Fund shall be added to the Restoration Fund. If Beneficiary consents to the deposit of such funds in an interest-bearing account or otherwise consents to the investment of such funds, neither Beneficiary nor the Restoration Fund Trustee shall be liable or accountable for any loss resulting from any such deposit or investment or for any withdrawal, redemption or sale of deposits or investments. Beneficiary and the Restoration Fund Trustee may impose reasonable charges for services performed in managing the Restoration Fund and may deduct such charges therefrom. In the event of a loss of less than $5,000,000 and if the provisions of Section 4.5 have been satisfied, or the Beneficiary elects to apply the proceeds to restoration as permitted pursuant to the terms hereof, restoration shall be performed only in accordance with the following conditions:

                  (i) prior to commencement of restoration and from time to time during restoration, if Beneficiary reasonably determines that the monies on deposit in the Restoration Fund are insufficient to complete the restoration, Beneficiary may require Trustor to deposit additional monies into the Restoration Fund, or provide evidence of the availability of such moneys in the manner set forth in Section 6.8 of the Construction Loan Agreement, in amounts which, in Beneficiary's judgment, are sufficient to defray all costs to be incurred to complete the restoration and all costs associated therewith, including labor, materials, architectural and design fees and expenses and contractor's fees and expenses, and Beneficiary shall have approved a budget and cost breakdown for the restoration, together with a disbursement schedule, in detail satisfactory to Beneficiary;

                  (ii) prior to commencement of restoration, the contracts, contractors, plans and specifications for the restoration shall have been approved by Beneficiary and all governmental authorities having jurisdiction, and Beneficiary shall be provided with satisfactory title insurance and, if reasonably requested by Beneficiary, acceptable surety bonds insuring satisfactory completion of the restoration and the payment of all subcontractors and materialmen;

                  (iii) all restoration work shall be done under contracts and with contractors that are subject to the prior written approval of Beneficiary which shall be fully or partially bonded if reasonably requested by Beneficiary;

                  (iv) at the time of any disbursement, no Remedies Event or any event or conditions which with the passage of time or the giving of notice, or both, would constitute a Remedies Event shall have occurred, no mechanics' or materialmen's liens shall have been filed and remain undischarged and an endorsement satisfactory to Beneficiary to its title insurance policy shall have been delivered to Beneficiary;

                  (v) disbursements from the Restoration Fund shall be made from time to time, but not more frequently than once each calendar month, for completed work under the aforesaid contracts (subject to retainage) and for other costs associated therewith and approved by Beneficiary upon receipt of evidence satisfactory to Beneficiary of the stage of completion and of performance of the work in a good and workmanlike manner in accordance with the contracts, plans and specifications as approved by Beneficiary;

                  (vi) Trustor will pay the cost of Beneficiary's inspecting architect or engineer and the cost of any attorney's fees and disbursements incurred by Beneficiary in connection with such restoration;

                  (vii) Beneficiary shall have the option to retain up to ten percent (10%) of the cost of all work until the restoration is fully completed, as determined by Beneficiary, and all occupancy permits therefor have been issued;

                  (viii) Beneficiary may impose such other reasonable
                         conditions, including a restoration schedule, as are customarily imposed by construction lenders to assure complete and lien-free restoration;

                  (ix) any sum remaining in the Restoration Fund upon completion of restoration shall, at Beneficiary's option, be applied to any part of the Secured Obligations and in any order (notwithstanding that any of such Secured Obligations may not then be due and payable) or be paid to Trustor; provided that, in the event that any funds have been deposited in the Restoration Fund by Trustor other than insurance proceeds, any sum remaining in the Restoration Fund shall be paid to Trustor up to the amount of such funds deposited therein by the Trustor.

                  (b) If within a reasonable period of time after the occurrence of any loss or damage to the Deed of Trust Property, Trustor shall not have submitted to Beneficiary and received Beneficiary's approval of plans and specifications for the repair, restoration or rebuilding of such loss or damage or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required or if, after such plans and specifications are approved by Beneficiary and by all such governmental authorities, Trustor shall fail to commence promptly such repair, restoration or rebuilding or if thereafter Trustor fails to carry out diligently such repair, restoration or rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work or if any other condition of this paragraph is not satisfied within a reasonable period of time after the occurrence of any such loss or damage, then Beneficiary, in addition to all other rights herein set forth, and after giving Trustor thirty (30) days written notice of the nonfulfillment of one or more of the foregoing conditions, may, failing Trustor's fulfillment of said conditions within said thirty (30)-day period, at Beneficiary's option, (A) declare all Secured Obligations immediately due and payable, and/or (B) perform or cause to be performed such repair, restoration or rebuilding and may take such other steps as Beneficiary may elect to carry out such repair, restoration or rebuilding and may enter upon the Deed of Trust Property for any of the foregoing purposes, and Trustor hereby waives, for itself and all others holding under it, any claim against Beneficiary and any receiver and their respective agents (other than a claim based upon the alleged gross negligence or intentional misconduct of Beneficiary or any such receiver or agent) arising out of anything done by them or any of them pursuant to this paragraph and Beneficiary may, in its discretion, apply any insurance or condemnation proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred by it in connection with the performance of such work, including reasonable attorneys' fees, and any excess costs shall be paid by Trustor to Beneficiary, and Trustor's obligation to pay such excess costs shall be secured by the lien of this Deed of Trust and shall bear interest at the Default Rate until paid.

                  (c) Trustor waives any and all right to claim or recover against Beneficiary, its officers, employees, agents and representatives for loss of or damage to Trustor, the Deed of

Trust Property, Trustor's property or the property of others under Trustor's control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

         4.5 Proceeds Available for Restoration.

                  Notwithstanding the provisions of Sections 4.2 and 4.3 hereof, Beneficiary agrees to make casualty and condemnation proceeds available for reconstruction in accordance with and subject to the terms of Section 4.4 hereof provided the following conditions are met to Beneficiary's satisfaction at the time of such casualty or condemnation:



                  (a) No Remedies Event or Conditional Default (other than a Conditional Default consisting of the applicable casualty or condemnation) shall have occurred and be continuing;



                  (b) The Trustor provides evidence satisfactory to the Beneficiary that construction of the Project can be completed by the Expiration Date; and



                  (c) The Beneficiary determines, in its sole discretion, that casualty or condemnation proceeds are sufficient to pay in full the cost of reconstruction. In the event that the Beneficiary determines that such proceeds are not sufficient, Beneficiary shall not be required to make any proceeds available for reconstruction unless the Trustor complies with the provisions of
Section 4.4(a)(i) hereof.



                                   5. DEFAULT



         5.1 Events of Default. The occurrence of an Event of Default under the Loan Agreement as such term is defined in the Loan Agreements shall constitute an "Event of Default" hereunder.



         5.2 Demand Obligation. Nothing in this Deed of Trust or any of the other Loan Documents shall be construed to limit the applicability of any term of the Loan Documents providing for the payment of any Secured Obligations on demand.

                                   6. REMEDIES



         6.1 Rights and Remedies of Beneficiary. If a Remedies Event occurs, Beneficiary may, at its option and notwithstanding any contrary provisions in the Loan Agreements or any of the other Loan Documents, without demand, notice or delay, do one or more of the following:



                  (a) Beneficiary may declare the entire unpaid principal balance of the Secured Obligations, together with all interest thereon, to be due and payable immediately (and in the case of an Event of Default under Section 10.1(h) of the Construction Loan Agreement, all such indebtedness shall automatically and immediately become due and payable without notice or any other act).



                  (b) Beneficiary may (i) institute and maintain an action of mortgage foreclosure against the Deed of Trust Property and the interests of Trustor therein, (ii) institute and maintain an action on any instruments evidencing the Secured Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action Beneficiary shall be entitled to all costs of suit and attorneys fees.



                  (c) Beneficiary may, in its sole and absolute discretion, and without releasing Trustor or any other obligor or guarantor from any obligation under any of the Loan Documents and without waiving any Remedies Event: (i) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of Trustor under any Lease, or (iii) enforce any obligation of any tenant of any of the Deed of Trust Property. Beneficiary may exercise any right under this subsection (c) whether or not Beneficiary shall have entered into possession of any of the Deed of Trust Property, and nothing herein contained shall be construed as constituting Beneficiary a "mortgagee in possession", unless Beneficiary shall have entered into and shall continue to be in actual possession of the Deed of Trust Property. Trustor hereby authorizes and directs each and every present and future tenant of any of the Deed of Trust Property to pay all Rents directly to Beneficiary and to perform all other obligations of that tenant for the direct benefit of Beneficiary, as if Beneficiary were the landlord under the Lease with that tenant, immediately upon receipt of a demand by Beneficiary to make such payment or perform such obligations. Trustor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to Beneficiary, and any such payment or performance to Beneficiary shall discharge the obligations of the tenant to make such payment or performance to Trustor. Trustor shall indemnify Beneficiary and hold Beneficiary harmless from and against any and all claims, liability, damage, cost and expense (including attorney's fees) which may be asserted against or incurred by Beneficiary by reason of any obligations of Trustor to perform any provision of any Lease. Beneficiary may apply the Rents received by Beneficiary in accordance with Section 10.2(d) of the Construction Loan Agreement. Beneficiary may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and obligations of tenants enforced; and Beneficiary may waive or fail to perform or enforce any provision of any Lease. Beneficiary shall not be accountable for any Rents or other sums it does not actually receive. Trustor hereby appoints Beneficiary as its attorney-in-fact effective upon a Remedies Event to perform all acts which Trustor is required or permitted to perform under any and all Leases.



                  (d) Beneficiary may, without releasing Trustor or any obligor or guarantor of any of the Secured Obligations from any obligation under any of the Loan Documents and without waiving any Remedies Event, enter upon and take possession of the Deed of Trust Property or any portion thereof, with or without legal action and by force if permitted by applicable Law, or have a receiver appointed without proof of depreciation or inadequacy of the value of the Deed of Trust Property, the insolvency of Trustor, or any other proof. Beneficiary or said receiver may, subject to the terms and conditions of the Leases, manage and operate the Deed of Trust Property, make, cancel, enforce or modify the Leases or any of them, obtain and evict tenants, establish or change the amount of any Rents, and perform any acts and advance any sums which Beneficiary deems proper to protect the security of this Deed of Trust, all such sums to be payable on demand, together with interest thereon at the Default Rate, from the date of such demand, and such sums and interest to be secured by this Deed of Trust.



                  (e) Beneficiary may elect to cause the Deed of Trust Property, or any part thereof to be sold as follows:



                  (i) Beneficiary may proceed as if all of the Deed of Trust Property were real property in accordance with subparagraph (iv) below, or Beneficiary may elect to treat the Equipment, the Other Property or any property which consists of a right in action or which is property that can be severed from the Land or the Improvements without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph (iii) below, separate and apart from the sale of real property, the remainder of the Deed of Trust Property being treated as real property.



                  (ii) Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any cure period, if any, herein provided or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests.

                  (iii) Should Beneficiary elect to cause any of the Deed of Trust Property to be disposed of as personal property as permitted by subparagraph (i) above, it may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the Virginia Uniform Commercial Code or in accordance with any other remedy provided by law. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. Both Trustor and Beneficiary shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Beneficiary may so elect, subject to the provisions of the Virginia Uniform Commercial Code. Reasonable expenses of retaking, holding, preparing for sale, selling or the like shall include Beneficiary's and Trustee's reasonable attorneys' fees and legal expenses. Trustor, upon demand of Beneficiary, shall assemble such personal property and make it available to Beneficiary at the Land, a place which is hereby deemed reasonably convenient to Beneficiary and Trustor. Beneficiary shall give Trustor at least ten
                         (10) days' prior written notice of the time and place of any public sale or other disposition of such property or of the day on or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Trustor as provided in
                         Section 11.6 of the Construction Loan Agreement, it shall constitute reasonable notice to Trustor.



                  (iv) Should Beneficiary elect to sell the Deed of Trust Property or any part thereof which is real property or which Beneficiary has elected to treat as real property, upon such election, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by Law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by Law, and without the necessity of any demand on Trustor, Trustee or substitute trustee shall have the power and duty to sell and Trustor hereby consents to the passage of a decree of the sale of the Deed of Trust Property or any portion thereof specified by Beneficiary, subject, however, to the provisions of Section 6.2, at public auction at such time and place, and in such manner and upon such terms and conditions, and after such previous public notice, with such postponement of sale or resale, as Trustee or substitute trustees, shall deem best for the interest of all parties concerned, and (the terms of sale being complied with) shall convey the same in fee to the purchaser or purchasers at the cost of Trustor or of the purchaser of the land, premises and improvements so sold, such purchaser being hereby discharged from all liability for the application of the purchase money. Trustee may, and upon request of Beneficiary shall, from time to time postpone the sale by public announcement thereof at the time and place noticed therefor. If the Deed of Trust Property consists of several lots or parcels, Beneficiary may direct that the same be sold as a unit or be sold separately and, if to be sold separately, Beneficiary may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Trustor or Beneficiary, may purchase at the sale. Upon the sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

                  (v) The acknowledgment of the receipt of the purchase money contained in any deed or conveyance executed pursuant to the terms of this Section 6.1(v) shall be sufficient to discharge the grantee of all obligations to see to the proper application of the consideration therefor as hereinafter provided. The purchaser at any trustee's or foreclosure sale hereunder may disaffirm any easement granted or rental or lease contract made in violation of any provision of this Deed of Trust or any of the other Loan Documents and may take immediate possession of the Deed of Trust Property free from, and despite the terms of, such grant of easement or rental or lease contract.



                  (vi) Upon the completion of any sale or sales made by Trustee or Beneficiary, as the case may be, under or by virtue of this Section 6.1. Trustee is hereby appointed irrevocably the true and lawful attorney-in-fact of Trustor in its name and stead to make all necessary conveyances, assignments, transfers and deliveries of the Deed of Trust Property or any party thereof and the rights so sold and for that purpose and Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or any substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Trustor, if so requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable in the request. Any such sale or sales made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title interest, claim and demand whatsoever, whether at law or in equity, of Trustee in and to the properties and rights so sold, and shall be perpetual bar, both at law and in equity, against Trustor and any all persons claiming or who may claim the title, or any part thereof, from, through or under Trustor.



                  (vii) Trustor hereby expressly waives any right which it may have to direct the order in which any of the Deed of Trust Property shall be sold in the event of any sale or sales pursuant hereto.



                  6.2 Application of Proceeds. The purchase money, proceeds or avails of any sale made under or by virtue of Section 6.1, together with all other sums which may then be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of Section 6.1, or otherwise, shall be applied as follows:



                  FIRST: To the payment of the reasonable costs and expenses of the sale, including a reasonable trustees' commission not to exceed one percent (1%) of the purchase price and actual attorneys' fee to the attorneys representing Trustee or any substitute trustee and

Beneficiary, and to the payment of all actual, out-of-pocket expenses, liabilities and advances made by Trustee and all taxes or assessments, except for any taxes, assessments or other charges subject to which the Deed of Trust Property shall have been sold, and further including all costs of publishing, recording, mailing and posting notice, the cost of any search and/or other evidence of title procured in connection therewith and the cost of any revenue stamps on any deed of conveyance.



                  SECOND: To the payment of any and all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate specified in the Loan Agreements and all other sums required to be paid by Trustor pursuant to any provisions of this Deed of Trust or of the Notes, Loan Agreements, or any other Loan Documents, including all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement hereof, together with interest at the Default Rate specified in the Loan Agreements on all advances.



                  THIRD: To the payment of the interest and principal then due, owing and unpaid upon the Notes in the manner set forth in the Notes, with interest on the unpaid principal at the Default Rate from the due date of any such payment of principal until the same is paid.



                  FOURTH: The remainder, if any, to the person or persons legally entitled thereto.



         6.3 Purchase by Beneficiary. Upon any sale or sales made under or by virtue of Section 6.1, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Deed of Trust Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price after deducting therefrom the expenses of sale and the costs of the judicial proceedings, if any, and any other sums which Trustee or Beneficiary is authorized to deduct under this Deed of Trust, and, in such event, this Deed of Trust, the Notes and documents evidencing expenditures secured hereby shall be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon said indebtedness as having been paid.



         6.4 Trustor's Possession of Deed of Trust Property. Upon the occurrence of any Remedies Event and pending the exercise by Trustee or Beneficiary or their agents or attorneys of their right to exclude Trustor from all or any part of the Deed of Trust Property, Trustor agrees to vacate and surrender possession of the Deed of Trust Property to Trustee or Beneficiary, as the case may be, or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of leased premises for non-payment of rent, however designated. In the event that there be a trustees' sale hereunder and if at the time of such sale Trustor, or its heir, executor, administrator or assign, by occupying the Deed of Trust Property or any part thereof so sold, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the Deed of Trust Property, such rental to be due daily to the purchaser. An action of unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of said Deed of Trust Property; and this agreement and the Trustee's deed shall constitute a lease and agreement under which any such tenant's possession arose and continued.



         6.5 No Release. If Trustee or Beneficiary (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment of any sums secured hereby; (c) waives or does not exercise any right granted herein or in the Notes or in any other Loan Document; (d) reconveys with or without consideration any of the Deed of Trust Property or any other security for the Secured Obligations; (e) changes any of the terms, covenants, conditions or agreements of the Notes or this Deed of Trust or any other Loan Document; (f) consents to the filing of any map, plat or replat or condominium declaration affecting the Deed of Trust Property; (g) consents to the granting of any easement or other right affecting the Deed of Trust Property; or (h) makes or consents to any agreement subordinating the lien hereof; any such act or omission shall not release, discharge, modify, change or affect except to the extent of the changes referred to in clause (e) above the original liability under the Notes, the Loan Agreements, this Deed of Trust or any other Loan Document or any other obligation of Trustor or any subsequent purchaser of the Deed of Trust Property or any part thereof, or any maker, co-signor, endorser, surety or guarantor of the Notes and the other Secured Obligations, nor shall any such act or omission preclude Trustee or Beneficiary from exercising any right, power or privilege granted herein or in any of the other Loan Documents or intended to be granted in the event of any default then made or of any subsequent default, nor shall the lien of this Deed of Trust or the priority thereof be altered thereby, whether or not there are junior lienors and whether or not they consent to any of the foregoing.



         6.6 Remedies Cumulative. All remedies contained in this Deed of Trust are cumulative and Beneficiary also has all other remedies provided by law or in equity or in the Notes or in any of the other Loan Documents. No delay or failure by Beneficiary to exercise any right or remedy under this Deed of Trust will be construed to be a waiver of that right or remedy or a waiver of any Remedies Event. Beneficiary may exercise any one or more of its rights and remedies without regard to the adequacy of its security. One or more of the other Loan Documents may contain provisions pursuant to which all or a part of the Secured Obligations shall become immediately and automatically due and payable upon the occurrence of certain events described therein. Nothing in this Deed of Trust shall be construed as limiting the effectiveness of such provisions, and in the event of any inconsistency with the terms of this Deed of Trust, those provisions more advantageous to Beneficiary shall govern.

         6.7 No Merger.



                  (a) If Beneficiary or any other person or entity owning or holding this Deed of Trust shall acquire or shall become vested with the fee title to the Deed of Trust Property or any other estate or interest in the Deed of Trust Property, such estates shall not merge as a result of such acquisition and shall remain separate and distinct from all other estates and interests in the Deed of Trust Property for all purposes after such acquisition. The lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and, in such event, Beneficiary or such other person or entity shall continue to have and enjoy all of the rights and privileges of Beneficiary hereunder as to each separate estate unless and until Beneficiary or such other person or entity shall affirmatively elect in writing to merge such estates.



                  (b) Upon the foreclosure of the lien created hereby on the Deed of Trust Property, as herein provided, any Leases then existing shall not be destroyed or terminated by application of the doctrine of merger or by operation of law or as a result of such foreclosure unless Beneficiary or any purchaser at a foreclosure sale shall so elect by written notice to the lessee in question.



                            7. ENVIRONMENTAL MATTERS



         7.1 Environmental Warranty and Indemnification. The Hazardous Materials Certificate and Indemnity Agreement of even date herewith from Trustor and Guarantors to Beneficiary is hereby incorporated herein in its entirety by this reference.



                      8. ADDITIONAL RIGHTS AND OBLIGATIONS



         8.1 Installments for Insurance, Taxes and Other Charges. Without limiting the effect of any other provision of this Deed of Trust, Trustor shall, if requested by Beneficiary, pay to Beneficiary monthly with its payments on the Notes, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Deed of Trust Property (the "Escrow Charges"), and on demand from time to time Trustor shall pay to Beneficiary any additional sums necessary to pay when due all Escrow Charges. The amounts so paid shall be security for the Secured Obligations and shall be used in payment of the Escrow Charges so long as no Remedies Event shall exist. No amount so paid to Beneficiary shall be deemed to be trust funds but may be commingled with general funds of Beneficiary. Beneficiary may, in its sole discretion, invest amounts so paid in an interest bearing account designated by Trustor, subject to the prior written approval of Beneficiary, for the benefit of Trustor. Upon the occurrence of a Remedies Event, Beneficiary shall have the right, at its election, to apply any amount so held against the Secured Obligations due and payable in such order as Beneficiary may deem fit, and Trustor hereby grants to Beneficiary a lien upon and security interest in such amounts for such purpose. At Beneficiary's option, Beneficiary from time to time may waive, and after any such waiver may reinstate, the provisions of this Section 8.1. In the event the interest of Trustor in the Deed of Trust Property is sold or otherwise transferred, voluntarily or involuntarily, then all of the interest of Trustor in and to the Escrow Charges shall vest in the successor to the interest of Trustor in the Deed of Trust Property; subject, nevertheless, to the rights of Beneficiary hereunder.



         8.2 Beneficiary's Right to Protect Security. Beneficiary is hereby authorized to do any one or more of the following irrespective of whether a Remedies Event has occurred, but only after written notice from Beneficiary to Trustor specifying the nature of the actions to be taken by Beneficiary: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary hereunder; (b) subject to Trustor's rights under Section 2.3(c), take such action as Beneficiary may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Remedies Events and to protect its security in the Deed of Trust Property, including the recordation or filing of financing statements and other documents to further assure the enforceability or priority of Beneficiary's liens and security interests, advance sums on behalf of Trustor to pay, perform or comply with any Imposition, Legal Requirement, prohibited lien, claims, costs and expenses in connection with the Deed of Trust Property, including payment for utilities, fuel or any other necessary maintenance expenses, fees, insurance and repairs; and for the purpose of exercising any such powers and all other rights and powers granted by this Deed of Trust to Beneficiary, Beneficiary is hereby appointed attorney-in-fact for Trustor. All sums paid by or otherwise owing to Beneficiary under this Section shall be paid by Trustor to Beneficiary on demand, and until paid such sums shall be added to the principal secured hereby, shall be included as part of the Secured Obligations and shall bear interest at the Default Rate from the date of demand.



         8.3 Beneficiary's Costs and Expenses. In the event of a Remedies Event or the exercise by Beneficiary of any of its rights hereunder, or if Beneficiary shall become a party, either as plaintiff or defendant or otherwise, to any suit or legal proceeding affecting any of the Deed of Trust Property or the Secured Obligations, or if review and approval of any document, or any other matter related to any of the Secured Obligations, is required by, or requested of, Beneficiary, Trustor shall pay to Beneficiary on demand its reasonable costs, expenses and attorneys fees incurred in connection therewith. If such amounts are not paid, they shall be added to the principal secured hereby, shall be included as part of the Secured Obligations and shall bear interest at the Default Rate from the date of demand.

         8.4 Security Agreement Under Uniform Commercial Code. This Deed of Trust is a Security Agreement as defined in the Virginia Uniform Commercial Code. Notwithstanding the filing of a financing statement covering any of the Deed of Trust Property in the records normally pertaining to personal property, at Beneficiary's option all of the Deed of Trust Property, for all purposes and in all proceedings, legal or equitable, shall be regarded (to the extent permitted by law), as part of the Realty, whether or not any such item is physically attached to the Realty or Improvements. The mention in any such financing statement of any of the Deed of Trust Property shall not be construed as in any way altering any of the rights of Beneficiary or adversely affecting the priority of the lien granted hereby or by any other Loan Document, but such mention in the financing statement is hereby declared to be for the protection of Beneficiary in the event any court shall at any time hold that notice of Beneficiary's priority of interest, to be effective against any third party, must be filed in the Virginia Uniform Commercial Code records. This Deed of Trust constitutes a fixture filing under the Virginia Uniform Commercial Code.



         8.5 Assignment of Loan Documents; Estoppel Certificates. Subject to the terms of the Loan Agreements, Trustor agrees that nothing herein shall be deemed to prohibit the assignment or negotiation, with or without recourse, of any of the Loan Documents or any interest of Beneficiary therein, or the assignment of this Deed of Trust. Trustor further agrees that, if requested by Beneficiary, Trustor shall certify to the assignee of this Deed of Trust, to Beneficiary, and to such other persons as Beneficiary may request from time to time that this Deed of Trust is in full force and effect, the amount or amounts of the Secured Obligations, the terms of the Loan Documents, whether any offsets, claims, counterclaims or defenses exist with respect to the payment of the Secured Obligations or the performance of the Loan Documents and such other matters in connection with the indebtedness secured hereby or any of the collateral for such indebtedness as Beneficiary or any assignee may reasonably require.



         8.6 Waivers by Trustor. Trustor, to the extent permitted by Law, hereby waives all errors and imperfections in any proceedings instituted by Beneficiary under any of the Loan Documents and all benefit of any present or future statute of limitation or repose, or moratorium law, or any other present or future Law, regulation or judicial decision which (a) exempts any of the Deed of Trust Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution, (b) provides for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement of any of the Deed of Trust Property, or (c) conflicts with any provision of any of the Loan Documents.



         8.7 Payment of Fees. The Trustor will pay all filing, registration and recording fees, and all expenses incident to the preparation, execution, acknowledgment, filing and recording of this Deed of Trust, any financing statements, releases, continuation statements, and any instruments of further assurance and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust and the other Loan Documents.



         8.8 Further Assurances. Trustor agrees to execute such further assurances, documents and instruments as may be reasonably requested by Beneficiary for the purposes of further evidencing, carrying out and/or confirming this Deed of Trust and for all other purposes intended by this Deed of Trust.



         8.9 Subordination to Leases. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate, in whole or in part, (but not with respect to the priority of entitlement to insurance proceeds or any award in condemnation or with respect to any option to purchase) to any and all Leases, upon the execution by Beneficiary and recording thereof, at any time hereafter, in the office of the Clerk of the Circuit Court in and for the county wherein the Realty is situate, of a unilateral declaration to that effect.



         8.10 Subrogation. If the proceeds of any loan or other credit extended by Beneficiary, the repayment of which is hereby secured, is used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Deed of Trust Property or any part thereof, then Beneficiary shall be subrogated to any additional security held by the holder of such lien or encumbrance.



         8.11 Restatement of Representations and Warranties. Each representation or warranty made by Trustor in this Deed of Trust or in any other Loan Document or certificate related thereto shall be deemed to be restated as of the date of each advance made or credit extended by Beneficiary constituting a Secured Obligation.

         8.12 Acceleration. In order to accelerate the maturity of the indebtedness hereby secured because of the failure of Trustor to pay any tax assessment, liability, obligation or encumbrance upon the Deed of Trust Property as herein provided, it shall not be necessary that Beneficiary shall first pay the same.



                            9. OBLIGATIONS OF TRUSTEE



                  (a) Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.



                  (b) In the event of Trustee's death, removal, resignation, refusal to act, or inability to act or, in the sole discretion of Beneficiary for any reason whatsoever, Beneficiary may, at any time or from time to time without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor without conveyance from the predecessor trustee. Such substitute trustee shall not be required to give bond for the faithful performance of these duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Land is located, which appointment may be executed by an authorized agent of Beneficiary and if Beneficiary is a business trust or corporation, such appointment shall be conclusively presumed to have been executed with authority and shall be valid and sufficient without proof of any action by the Board of Trustees or Board of Directors or any superior officer of the business trust or corporation. Trustor hereby ratifies and confirms any and all acts which the herein-named Trustee, or its successor or successors in this trust, shall do lawfully by virtue hereof. Trustor hereby agrees, on behalf of itself and of its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by Trustee or any substitute trustee, acting under the provisions of this Deed of Trust, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby. In the event that two or more trustees are named herein, any one or more of the trustees shall be clothed with the full power to act when action hereunder is required.

                            10. MISCELLANEOUS MATTERS



         10.1 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given for all purposes when delivered in the manner set forth in Section 11.6 of the Construction Loan Agreement.



         10.2 Governing Law. This Deed of Trust shall be interpreted in accordance with the laws of Virginia, without regard to principles of conflicts of law.



         10.3 Status of Parties. It is understood and agreed that the relationship of the parties is that of Trustor and Beneficiary and that nothing herein shall be construed to constitute a partnership, joint venture or co-tenancy between Trustor and Beneficiary.



         10.4 Severability. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be inapplicable, invalid, illegal, or unenforceable in any respect, such inapplicability, invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such inapplicable, invalid, illegal or unenforceable provision had never been contained herein.



         10.5 Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Trustor and Beneficiary.



         10.6 Time of Essence. Time is of the essence as to all of Trustor's obligations hereunder and under the other Loan Documents, and under any and all other documents relating in any manner to any of the Secured Obligations.



         10.7 Section Headings. The section headings in this Deed of Trust are used only for convenience in finding the subject matters and are not part of this Deed of Trust or to be used in determining the intent of the parties or otherwise interpreting this Deed of Trust.



         10.8 Performance by Beneficiary. Any act which Beneficiary is permitted to perform under the Loan Documents may be performed at any time and from time to time by Beneficiary or any person or entity designated by Beneficiary.

         10.9 Attorney-in-Fact. Each appointment of Beneficiary as attorney-in-fact for Trustor in this Deed of Trust is irrevocable and coupled with an interest.



         10.10 Refusal of Consent. Except as otherwise specified herein, Beneficiary has the right to refuse to grant its consent whenever such consent is required under this Deed of Trust.



         10.11 Joint and Several Obligations. If there is more than one party identified in this Deed of Trust as "Trustor," then each such party so identified shall be liable, jointly and severally, for all obligations of Trustor hereunder, and all references to "Trustor" herein shall refer to each such party individually and to all, or any two or more, of such parties collectively.



         10.12 No Oral Modification. This Deed of Trust may be modified, amended, discharged or waived only by an agreement in writing, signed by all of the parties hereto.



         10.13 Defeasance. If Trustor pays to Beneficiary in full the Secured Obligations, then this Deed of Trust shall become void. Upon such payment, Beneficiary shall promptly execute and deliver to Trustor a release of its Deed of Trust in recordable form.







                               [REMAINDER OF PAGE



LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed the day and year first above written.



WITNESS:                         COLONIAL DOWNS HOLDINGS, INC.
                                 a Virginia corporation


                                 By:  /s/ Jeffrey P. Jacobs
                                     ---------------------------
Name:  __________________        Name:  Jeffrey P. Jacobs
Title: __________________        Title: CEO


                                 COLONIAL DOWNS, L.P., a Virginia
                                 limited partnership


                                 By:  STANSLEY RACING CORP., a Virginia
                                      corporation, as its sole general partner


                                 By:  /s/ Jeffrey P. Jacobs
                                     ---------------------------
Name:  ___________________       Name:  Jeffrey P. Jacobs
Title: ___________________              Title:  CEO



DRAFTED BY AND AFTER RECORDING RETURN TO:
Charles G. Knox, Esquire
Marcus & Shapira LLP
35th Floor, One Oxford Centre
301 Grant Street
Pittsburgh, PA  15219-6401

                                    EXHIBIT A
                                Legal Description



ALL that certain tract or parcel of land lying and being in Cumberland District, New Kent County, Virginia, containing 345.000 acres, more or less, as depicted on a "Plat of a Parcel of Land Lying South of I-64, Cumberland District, New Kent County", dated October 15, 1996, made by Resource International, Ltd., signed by Howard B. Weatherford, III, Land Surveyor, a true copy of which is attached hereto and recorded herewith and which is incorporated herein by reference for a complete and accurate description of the land conveyed hereby.

TOGETHER WITH a non-exclusive easement of right of way typically 60 feet in width over, under and across the "60' Ingress/Egress Easement" as depicted on the aforesaid plat for the purpose of ingress to and egress from the subject land and State Route 155, as well as the placement of utilities to serve the subject land.

BEING the same property conveyed to Colonial Downs Holdings, Inc., a Virginia Corporation, by deed from Chesapeake Forest Products Company, a Virginia corporation, dated March 19, 1997, recorded March 20, 1997, in the Clerk's Office, Circuit Court, New Kent County, Virginia, in Deed Book 241, page 453.

                                    EXHIBIT C

                             Permitted Encumbrances


         A. Easement granted Virginia Electric and Power Company dated February 19, 1997, recorded in Deed Book 241, Page 106 of New Kent County, Virginia.

         B. Easement granted Virginia Electric and Power Company dated September 11, 1996, recorded in Deed Book 235, Page 504 of New Kent County, Virginia.

STATE OF
CITY/COUNTY OF ___________________


         The foregoing document was acknowledged before me this ______ day ___, 1997, by Jeffrey P. Jacobs in his capacity as Chief Executive Officer of COLONIAL DOWNS HOLDINGS, INC., a Virginia corporation.


[SEAL]


                                              -----------------------------
                                              Notary Public


My Commission Expires:


STATE OF
CITY/COUNTY OF ____________________


         The foregoing document was acknowledged before me this day , 1997, by Jeffrey P. Jacobs in his capacity as Chief Executive Officer of STANSLEY RACING CORP., general partner of Colonial Downs, L.P., a Virginia limited partnership.


[SEAL]



                                              -----------------------------
                                              Notary Public


My Commission Expires:


----------------------------